SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                October 20, 1998
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                Date of report (Date of earliest event reported)

                             Tel-Save Holdings, Inc.
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               (Exact Name of Registrant as Specified in Charter)

          Delaware               0-26728          23-2827736
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(State or Other Jurisdiction    (Commission         (IRS Employer
     of Incorporation)          File Number)       Identification No.)

                       6805 Route 202, New Hope, PA 18938
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                    (Address of Principal Executive Offices)

                                  215-862-1500
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               Registrant's telephone number, including area code


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Item 5.  Other Events.

Tel-Save Holdings, Inc. (the "Company") announced on October 20, 1998 certain estimated results for its third quarter ended September 30, 1998:

     -    Estimated revenues of approximately $120-$125 million;

     - After an extraordinary gain of $.87 per share, an estimated net loss for the quarter of between $.70 and $.80 per share;

     - General and administrative expenses estimated at about the same percentage of revenues as in the second quarter of 1998, but an estimated improvement in gross margin from 16.2% in the second quarter to approximately 18.6% in the third quarter;

     - Revenues under the Company's agreement with America Online, Inc. ("AOL") estimated to exceed all other Company revenues in the third quarter;

     - Cash, marketable securities and notes receivable of approximately $140 million at September 30, 1998

In the October 20 announcement, the Company also reported that it had achieved positive cash flow starting in the month of September, that it expects to report positive earnings in the fourth quarter of 1998 and that it had expensed the bulk of the up front AOL payments and warrants and, on a going forward basis, expects to average approximately $2 million per quarter in expenses for the next eleven quarters, compared to an average over the last four quarters (including the third quarter) of $22 million per quarter.

The Company also announced, on October 29, 1998, that it was resuming the authorized repurchases of its common stock that had been suspended in early September 1998. See the October 29, 1998 Press Release included in this Report as an Exhibit, which press release is incorporated herein by this reference.

Certain of the statements contained herein may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Such statements are identified by the use of forward-looking words or phrases, including, but not limited to, "estimates", projected", "expects", "expected", "anticipates" and "anticipated". These forward-looking statements are based on the Company's current expectations. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to have been correct. Forward-looking statements involve risks and uncertainties and the Company's actual results could differ materially from the Company's expectations. Important factors that could cause such actual results to differ materially include, among others, adverse developments in the Company's relationship with AT&T or AOL, increased price competition for long distance service, failure of the marketing of long distance services under the AOL Agreement or the need to incur greater marketing costs to maintain expected customer bases, attrition in the number of end users, increased implementation of PIC freezes by local telephone companies and changes in governmental policy, regulation and enforcement. The Company undertakes no obligations to update its forward-looking statements.

Item 7.  Financial Statements and Exhibits.


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99.1  Press Release of Registrant, dated October 29, 1998


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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  Tel-Save Holdings, Inc.
                                                        (Registrant)

Date:  October 29, 1998                           By:  /s/ Aloysius T. Lawn, IV
                                                       ------------------------
                                                             General Counsel